Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statements (Nos. 333-199727, 333-127032, 333-145548, 333-162107, and 333-183574) on Forms S-8 and Registration Statement (No. 333-181128) on Form S-3 of Western Alliance Bancorporation of our reports dated February 17, 2015 relating to our integrated audit of the consolidated financial statements and internal control over final reporting which appear in this Annual Report on Form 10-K of Western Alliance Bancorporation for the year ended December 31, 2014.

/s/ McGladrey LLP

Phoenix, Arizona
February 17, 2015